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CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
FelCor Suite Hotels, Inc.

We consent to the incorporation by reference in the registration statement of FelCor Suite Hotels, Inc. on Form S-3 (File Nos. 333-25717, 333-04947 and 333-3170) and Form S-8 (File No. 333-32579) of our report dated July 25, 1997 on our audit of the combined financial statements of the Sheraton Acquisition Hotels as of December 31, 1996 and for the year then ended, which report is included in this Form 8/K-A.

                                                       COOPERS & LYBRAND, L.L.P.

Dallas, Texas
August 13, 1997